Exhibit 99.1

Kroger Reports First Quarter 2020 Results and

Provides Update on COVID-19 Response

First Quarter Highlights

•	Identical Sales without fuel grew 19.0%

•	Digital sales grew 92%

•	EPS of $1.52; Adjusted EPS of $1.22

•	Achieved Operating Profit of $1.3 billion; Adjusted FIFO Operating Profit of $1.5 billion

•	Invested more than $830 million to support and safeguard associates, customers and communities, including today’s installment of Thank You Pay for frontline workers

•	Contributed an additional $236 million to multi-employer pension plans to help stabilize future associate benefits

CINCINNATI, June 18, 2020 -- The Kroger Co. (NYSE: KR) today reported its first quarter 2020 results, provided a Restock Kroger progress update on the three-year transformation plan and an update to the COVID-19 response.

Comments from Chairman and CEO Rodney McMullen

“The COVID-19 pandemic and the most recent instances of racial injustice have changed our country in unmistakable ways, not the least of which is the devastating loss of life and livelihood that has affected so many Americans. Kroger remains guided by our purpose and our values. I am proud of our associates who stepped up when we were called to be there for our customers, communities and each other. Our company is proud to stand with our Black associates, customers and communities against racism and for a more just and equitable society.

Under Restock Kroger, we have made significant investments over the last several years to establish a seamless digital ecosystem, strengthen Our Brands and our personalization capabilities, and to enhance product freshness and quality. These investments helped Kroger deliver improved results in 2019, a strong start to the quarter, and very much came to the forefront as we provided our customers with the fresh food and essentials they have needed during the pandemic.

We are proud of our heroic and dedicated associates who are serving our customers when they need us most. As America enters the next phase of the pandemic, we know that our associates will continue to rise to meet the challenge, delivering Fresh for Everyone and helping our customers, communities and America emerge even stronger.”

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Financial Results

	1Q20 ($ in millions; except EPS)	1Q19 ($ in millions; except EPS)
ID Sales (Table 4)	19.0%	1.5%
EPS	$1.52	$0.95
Adjusted EPS (Table 6)	$1.22	$0.72
Operating Profit	$1,326	$901
Adjusted FIFO Operating Profit (Table 7)	$1,453	$957

FIFO Gross Margin Rate*	Increased 44 basis points
OG&A Rate*	Increased 51 basis points

*without fuel and adjustment items, if applicable

Total company sales were $42 billion in the first quarter, compared to $37 billion for the same period last year. Excluding fuel and dispositions, sales grew 19.1%.

Gross margin was 24.3% of sales for the first quarter. The FIFO gross margin rate excluding fuel increased 44 basis points, due to sales leverage related to shrink, transportation, warehousing and advertising costs.

The LIFO charge for the quarter was $31 million, compared to $15 million for the same period last year, primarily driven by higher inflation in meat.

The Operating, General & Administrative rate increased 51 basis points, excluding fuel and adjustment items (Table 6). No adjustment was made for COVID-19 related costs.

During the quarter, Kroger made the decision to contribute an additional $236 million to multi-employer pension plans, helping stabilize associates’ future benefits. Excluding this contribution, fuel and adjustment items (Table 6), the OG&A rate improved 10 basis points.

Rent and depreciation excluding fuel decreased 37 basis points due to sales leverage.

Capital Allocation Strategy

Kroger's capital allocation strategy is to use its adjusted free cash flow to invest in the business and drive profitable growth while also maintaining its current investment grade debt rating and returning capital to shareholders. The company actively balances the use of its adjusted free cash flow to achieve these goals.

Kroger's net total debt to adjusted EBITDA ratio is 1.81, compared to 2.54 a year ago (Table 5). The company's net total debt to adjusted EBITDA ratio target range is 2.30 to 2.50. Kroger held temporary cash investments of approximately $2.3 billion as of the end of the quarter, reflecting improved operating performance and significant improvement in working capital.

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2020 Guidance

Comments from CFO Gary Millerchip

“The COVID-19 pandemic has dramatically changed the outlook for food retail in 2020 and we continue to monitor, evaluate and adjust our plans to address the impact to our business. There are still many unknown factors related to the long-term impact of COVID-19 that could influence our financial results for the remainder of 2020, such as:

-	continued investments to help our customers and associates,

-	uncertainty surrounding consumer behavior, restrictions and what will be the new normal, and

-	potential long-term shift in customers eating more food at home.

In recognition of these factors, it is difficult to predict specific outcomes and as such Kroger is not reaffirming or providing new 2020 guidance. While we expect to exceed the outlook shared in our April 1 business update for identical sales without fuel, adjusted FIFO operating profit, adjusted EPS and adjusted free cash flow, the Company is not able to forecast the extent of such upside for the reasons mentioned above.

Kroger’s financial model has proven to be resilient throughout the economic cycle. We remain confident in our business model as well as our ability to generate strong free cash flow and achieve sustainable and attractive total shareholder returns.”

Kroger’s COVID-19 Response

Kroger’s most urgent priority during the COVID-19 pandemic has been to provide a safe environment for associates and customers with open stores, ecommerce solutions and an efficiently operating supply chain so that its communities have access to fresh, affordable food and essentials. The Kroger Family of Companies announced investments of more than $830 million to reward associates and safeguard associates, customers and communities. The Company’s response to the COVID-19 pandemic demonstrates that when a company is clear on its purpose, values, and vision, we can navigate through any challenge together.

Key actions to support associates, customers and communities, include:

Safeguarding & Supporting Associates

•	Offered free COVID-19 testing to associates based on symptoms and medical need

•	Provided COVID-19 Emergency Leave to associates

•	Recognized and rewarded associates with special premium pay and bonuses in March, April, May and June in addition to ongoing comprehensive benefits packages including healthcare coverage and retirement benefits that many competitors don’t offer

•	Added ExpressPay – a new benefit that allows most hourly associates to access pay faster, putting money in their pockets sooner than usual

•	Promoted access to mental health services and other benefits to support associates' mental and physical well-being

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•	Contributed $15 million to the organization's Helping Hands fund to provide financial support to certain associates experiencing hardships due to COVID-19, including childcare costs

•	Adjusted store operating hours to allow more time for associates to rest, clean and replenish inventory

•	Provided masks for all associates and encouraged them to stay home if they are sick

•	Enforced customer capacity limits and encouraged customers to wear masks in stores or alternatively use ecommerce services

Safeguarding & Supporting Customers

•	Installed partitions at check lanes, pharmacy and Starbucks registers across the enterprise

•	Enhanced cleaning procedures and implemented deep disinfection process at all stores

•	Added floor decals to promote physical distancing at check lanes and other counters

•	Established special shopping hours for senior shoppers and higher-risk customers

•	Offered a no-contact delivery option, low-contact pickup service and ship-to-home orders

•	Waived Pickup fees with no minimum purchase requirements

•	Began accepting SNAP/EBT benefits for Kroger's low-contact Pickup service across the country

•	Implemented a Pickup-only location in Cincinnati

•	Continued to expand contactless payment solutions like Kroger Pay

•	Introduced free telenutrition service to help customers shop for, prepare and enjoy healthy fresh and non-perishable foods during the pandemic

•	Rolled out one-way aisles in select markets

•	Waived fees for prescription delivery via mail or courier

•	Supported the CARES Act by waiving the check-cashing fee for stimulus checks

Community

•	Hired more than 100,000 new associates

•	Established expedited hiring process and formed employment partnerships with businesses from the industries most affected by mandatory shutdowns

•	Tested 82,199 patients in 15 states as one of only five U.S. retailers to develop, staff and expand a free COVID testing model in partnership with the federal and state governments

•	Offered walk-up testing sites to support the most vulnerable in communities

•	Offered customers new ways to meaningfully give back through charitable giving platforms online, via Kroger Pickup orders, and at check lanes across nearly 2,800 locations

•	Activated The Kroger Co. Zero Hunger | Zero Waste Foundation's Emergency COVID-19 Response Fund to help families disproportionately impacted by COVID-19. To-date, Kroger and the Foundation have committed more than $8 million to nonprofit organizations addressing urgent COVID-19 response efforts

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•	Expanded Dairy Rescue Program to support children and families during the COVID-19 pandemic through the summer months

•	Published Sharing What We’ve Learned: A Blueprint for Businesses resource guide to provide actionable recommendations to help America’s businesses reopen safely

In response to most recent instances of racial injustice, the company is taking steps to be a part of the solution toward a more just and equitable society, including:

•	Hosting virtual listening sessions to hear directly from Black associates and how we can better support them

•	Shared an Allyship Guide developed by its African American Associate Resource Group

•	Establishing a $5 million fund via The Kroger Co. Foundation to support the advancement of diversity, equity and inclusion in communities

About Kroger

At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve over 11 million customers daily through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Kroger's first quarter 2020 ended on May 23, 2020.

Note: Fuel sales have historically had a low gross margin rate and operating expense rate as compared to corresponding rates on non-fuel sales. As a result, Kroger discusses the changes in these rates excluding the effect of fuel.

Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measure and related disclosure.

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This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “commit,” “continue,” “confident,” “expect,” “future,” “guidance,” “strategy,” “trend,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•	Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, the temporary inability of customers to shop due to illness, quarantine, or other travel restrictions or financial hardship, shifts in demand away from discretionary or higher priced products to lower priced products, or stockpiling or similar pantry-filling activities, reduced workforces which may be caused by, but not limited to, the temporary inability of the workforce to work due to illness, quarantine, or government mandates, or temporary store closures due to reduced workforces or government mandates; labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, changes in tariffs, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs and the extent and effectiveness of any COVID-19 stimulus packages; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events, including the coronavirus; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute on Restock Kroger; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

•	Kroger's effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will broadcast live at 10 a.m. (ET) on June 18, 2020 at ir.kroger.com. An on-demand replay of the webcast will be available at approximately 1 p.m. (ET) on Thursday, June 18, 2020.

1st Quarter 2020 Tables Include:

1.	Consolidated Statements of Operations

2.	Consolidated Balance Sheets

3.	Consolidated Statements of Cash Flows

4.	Supplemental Sales Information

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5.	Reconciliation of Net Total Debt and Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

6.	Net Earnings Per Diluted Share Excluding the Adjustment Items

7.	Operating Profit Excluding the Adjustment Items

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Contacts: Media: Kristal Howard (513) 762-1304; Investors: Rebekah Manis (513) 762-4969

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Table 1.
THE KROGER CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions,except per share amounts)
(unaudited)

	FIRST QUARTER
	2020		2019
SALES	$41,549	100.0%	$37,251	100.0%

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	31,454	75.7	28,983	77.8
OPERATING, GENERAL AND ADMINISTRATIVE (a)	7,671	18.5	6,314	17.0
RENT	273	0.7	274	0.7
DEPRECIATION AND AMORTIZATION	825	2.0	779	2.1

OPERATING PROFIT	1,326	3.2	901	2.4

OTHER INCOME (EXPENSE)
INTEREST EXPENSE	(174)	(0.4)	(197)	(0.5)
NON-SERVICE COMPONENT OF COMPANY-SPONSORED PENSION PLAN COSTS	11	-	3	-
MARK TO MARKET GAIN ON OCADO SECURITIES	422	1.0	106	0.3
GAIN ON SALE OF BUSINESSES	-	-	176	0.5

NET EARNINGS BEFORE INCOME TAX EXPENSE	1,585	3.8	989	2.7

INCOME TAX EXPENSE	373	0.9	226	0.6

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS	1,212	2.9	763	2.1

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	-	-	(9)	-

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$1,212	2.9%	$772	2.1%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$1.53		$0.96

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	780		798

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$1.52		$0.95

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	788		805

DIVIDENDS DECLARED PER COMMON SHARE	$0.160		$0.140

Note:	Certain percentages may not sum due to rounding.

Note:	The Company defines First-In First-Out (FIFO) gross profit as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.

The Company defines FIFO gross margin as FIFO gross profit divided by sales.

The Company defines FIFO operating profit as operating profit excluding the LIFO charge.

The Company defines FIFO operating margin as FIFO operating profit divided by sales.

The above FIFO financial metrics are important measures used by management to evaluate operational effectiveness. Management believes these FIFO financial metrics are useful to investors and analysts because they measure our day-to-day operational effectiveness.

(a)	Merchandise costs ("COGS") and operating, general and administrative expenses ("OG&A") exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)	LIFO charges of $31 and $15 were recorded in the first quarters of 2020 and 2019, respectively.

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Table 2.
THE KROGER CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	May 23,	May 25,
	2020	2019
ASSETS
Current Assets
Cash	$425	$365
Temporary cash investments	2,301	44
Store deposits in-transit	1,142	1,066
Receivables	1,552	1,560
Inventories	6,297	6,707
Prepaid and other current assets	458	420

Total current assets	12,175	10,162

Property, plant and equipment, net	21,790	21,661
Operating lease assets	6,831	6,819
Intangibles, net	1,044	1,123
Goodwill	3,076	3,087
Other assets	2,026	1,467

Total Assets	$46,942	$44,319

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities
Current portion of long-term debt including obligations under finance leases	$1,095	$1,453
Current portion of operating lease liabilities	669	682
Trade accounts payable	7,132	6,423
Accrued salaries and wages	1,302	1,078
Other current liabilities	4,473	3,939

Total current liabilities	14,671	13,575

Long-term debt including obligations under finance leases	12,376	12,016
Noncurrent operating lease liabilities	6,503	6,420
Deferred income taxes	1,532	1,484
Pension and postretirement benefit obligations	591	485
Other long-term liabilities	1,941	1,807

Total Liabilities	37,614	35,787

Shareowners' equity	9,328	8,532

Total Liabilities and Shareowners' Equity	$46,942	$44,319

Total common shares outstanding at end of period	778	798
Total diluted shares year-to-date	788	805

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Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,212	$763
Adjustments to reconcile net earnings including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	825	779
Operating lease asset amortization	193	197
LIFO charge	31	15
Stock-based employee compensation	63	48
Company-sponsored pension plan costs	(5)	11
Deferred income taxes	76	(73)
Gain on sale of businesses	-	(176)
Gain on the sale of assets	(12)	(57)
Mark to market gain on Ocado securities	(422)	(106)
Other	108	(29)
Changes in operating assets and liabilities, net of effects from mergers and disposals of businesses:
Store deposits in-transit	37	115
Receivables	90	33
Inventories	756	124
Prepaid and other current assets	63	86
Trade accounts payable	783	364
Accrued expenses	167	(18)
Income taxes receivable and payable	276	63
Operating lease liabilities	(141)	(146)
Proceeds from contract associated with the sale of business	-	295
Other	145	(20)

Net cash provided by operating activities	4,245	2,268

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment, including payments for lease buyouts	(698)	(901)
Proceeds from sale of assets	35	117
Net proceeds from sale of businesses	-	326
Other	(26)	(6)

Net cash used by investing activities	(689)	(464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	504	9
Payments on long-term debt including obligations under finance leases	(14)	(1,013)
Net payments on commercial paper	(1,150)	(700)
Dividends paid	(128)	(113)
Proceeds from issuance of capital stock	57	12
Treasury stock purchases	(422)	(15)
Other	(76)	(4)

Net cash used by financing activities	(1,229)	(1,824)

NET INCREASE (DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS	2,327	(20)

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	399	429
END OF PERIOD	$2,726	$409

Reconciliation of capital investments:
Payments for property and equipment, including payments for lease buyouts	$(698)	$(901)
Payments for lease buyouts	5	-
Changes in construction-in-progress payables	(62)	25
Total capital investments, excluding lease buyouts	$(755)	$(876)

Disclosure of cash flow information:
Cash paid during the year for interest	$188	$115
Cash paid during the year for income taxes	$18	$231

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Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical sales is an industry-specific measure and it is important to review it in conjunction with Kroger's financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical sales differently than Kroger does, limiting the comparability of the measure.

IDENTICAL SALES (a)

	FIRST QUARTER
	2020	2019
EXCLUDING FUEL	$38,137	$32,046

EXCLUDING FUEL	19.0%	1.5%

(a)	Kroger defines identical sales, excluding fuel, as sales to retail customers, including sales from all departments at identical supermarket locations, Kroger Specialty Pharmacy businesses, jewelry and ship-to-home solutions. Kroger defines a supermarket as identical when it has been in operation without expansion or relocation for five full quarters.

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Table 5.  Reconciliation of Net Total Debt and

Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

(in millions, except for ratio)

(unaudited)

The items identified below should not be considered an alternative to any GAAP measure of performance or access to liquidity.  Net total debt to adjusted EBITDA is an important measure used by management to evaluate the Company's access to liquidity.  The items below should be reviewed in conjunction with Kroger's financial results reported in accordance with GAAP.

The following table provides a reconciliation of net total debt.

	May 23,	May 25,
	2020	2019	Change
Current portion of long-term debt including obligations under finance leases	$1,095	$1,453	$(358)
Long-term debt including obligations under finance leases	12,376	12,016	360

Total debt	13,471	13,469	2

Less: Temporary cash investments	2,301	44	2,257

Net total debt	$11,170	$13,425	$(2,255)

The following table provides a reconciliation from net earnings attributable to The Kroger Co. to adjusted EBITDA, as defined in the Company's credit agreement, on a rolling four quarter basis.

	Rolling Four Quarters Ended
	May 23,	May 25,
	2020	2019
Net earnings attributable to The Kroger Co.	$2,099	$1,856
LIFO charge	121	29
Depreciation and amortization	2,695	2,503
Interest expense	580	625
Income tax expense	616	510
Adjustment for pension plan withdrawal liabilities	76	227
Adjustment for mark to market gain on Ocado securities	(473)	(298)
Adjustment for gain on sale of convenience store business	-	(11)
Adjustment for gain on sale of Turkey Hill Dairy	-	(106)
Adjustment for gain on sale of You Technology	-	(70)
Adjustment for Home Chef contingent consideration	15	9
Adjustment for loss on settlement of financial instrument	-	42
Adjustment for severance charge and related benefits	80	-
Adjustment for deconsolidation and impairment of Lucky's Market attributable to The Kroger Co. (a)	305	-
Adjustment for transformation costs, including 35 planned store closures	90	-
Other	(21)	(23)

Adjusted EBITDA	$6,183	$5,293

Net total debt to adjusted EBITDA ratio	1.81	2.54

(a) The adjustment for impairment of Lucky's Market attributable to The Kroger Co. excludes a $107 net loss attributable to the minority interest of Lucky's Market.

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Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items

(in millions, except per share amounts)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on net earnings per diluted common share for certain items described below.  Adjusted net earnings and adjusted net earnings per diluted share are useful metrics to investors and analysts because they present more accurately year-over-year comparisons for net earnings and net earnings per diluted share because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to net earnings attributable to The Kroger Co. or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	FIRST QUARTER
	2020	2019
NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$1,212	$772

ADJUSTMENT FOR PENSION PLAN WITHDRAWAL LIABILITIES(a)(b)	-	44
ADJUSTMENT FOR GAIN ON SALE OF TURKEY HILL DAIRY (a)(c)	-	(80)
ADJUSTMENT FOR GAIN ON SALE OF YOU TECHNOLOGY (a)(d)	-	(52)
ADJUSTMENT FOR MARK TO MARKET GAIN ON OCADO SECURITIES (a)(e)	(312)	(80)
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (a)(f)	44	(18)
ADJUSTMENT FOR TRANSFORMATION COSTS (a)(g)	28	-

2020 AND 2019 ADJUSTMENT ITEMS	(240)	(186)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$972	$586

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$1.52	$0.95

ADJUSTMENT FOR PENSION PLAN WITHDRAWAL LIABILITIES (h)	-	0.05
ADJUSTMENT FOR GAIN ON SALE OF TURKEY HILL DAIRY (h)	-	(0.10)
ADJUSTMENT FOR GAIN ON SALE OF YOU TECHNOLOGY (h)	-	(0.06)
ADJUSTMENT FOR MARK TO MARKET GAIN ON OCADO SECURITIES (h)	(0.40)	(0.10)
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (h)	0.06	(0.02)
ADJUSTMENT FOR TRANSFORMATION COSTS (h)	0.04	-

2020 AND 2019 ADJUSTMENT ITEMS	(0.30)	(0.23)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$1.22	$0.72

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	788	805

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Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items (continued)

(in millions, except per share amounts)

(unaudited)

(a)	The amounts presented represent the after-tax effect of each adjustment.

(b)	The pre-tax adjustment to operating, general and administrative expenses for pension plan withdrawal liabilities was $59.

(c)	The pre-tax adjustment for gain on sale of Turkey Hill Dairy was ($106).

(d)	The pre-tax adjustment for gain on sale of You Technology was ($70).

(e)	The pre-tax adjustments for mark to market gain on Ocado securities were ($422) and ($106) in the first quarters of 2020 and 2019, respectively.

(f)	The pre-tax adjustments to operating, general and administrative expenses for Home Chef contingent consideration were $60 and ($24) in the first quarters of 2020 and 2019, respectively.

(g)	The pre-tax adjustment to operating, general and administrative expenses for transformation costs was $38.

(h)	The amounts presented represent the net earnings per diluted common share effect of each adjustment.

Note:	2020 First Quarter Adjustment Items include adjustments for the mark to market gain on Ocado securities, Home Chef contingent consideration adjustment and strategic transformation costs.

2019 First Quarter Adjustment Items include adjustments for pension plan withdrawal liabilities, the gain on sale of Turkey Hill Dairy, the gain on sale of You Technology, the mark to market gain on Ocado securities and Home Chef contingent consideration adjustment.

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Table 7. Operating Profit Excluding the Adjustment Items

(in millions)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on operating profit for certain items described below.  Adjusted FIFO operating profit is a useful metric to investors and analysts because it presents more accurately year-over year comparisons for operating profit because adjusted items are not the result of normal operations. Items identified in this table should not be considered alternatives to operating profit or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	FIRST QUARTER
	2020	2019
Operating profit	$1,326	$901
LIFO charge	31	15

FIFO Operating profit	1,357	916

Adjustment for pension plan withdrawal liabilities	-	59
Adjustment for Home Chef contingent consideration	60	(24)
Adjustment for transformation costs	38	-
Other	(2)	6

2020 and 2019 Adjustment items	96	41

Adjusted FIFO operating profit excluding the adjustment items above	$1,453	$957

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